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                                     Exhibit 99.3

                           Form of Stock Purchase Agreement

                             APPLIED DIGITAL ACCESS, INC.
                             1998 EMPLOYEE STOCK PURCHASE PLAN
                                  STOCK PURCHASE AGREEMENT


1. I HEREBY ELECT TO PARTICIPATE IN THE APPLIED DIGITAL ACCESS, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN (THE "PLAN") FOR THE OPTION PERIOD SPECIFIED BELOW, AND I ACCORDINGLY SUBSCRIBE TO PURCHASE SHARES OF APPLIED DIGITAL ACCESS, INC. COMMON STOCK AT THE END OF EACH OF MY QUARTERLY PERIODS OF PARTICIPATION WITHIN SUCH OPTION PERIOD.

2. BY SEPARATE FORM, I HAVE AUTHORIZED PAYROLL DEDUCTIONS FROM EACH OF MY PAYCHECKS DURING MY PERIOD OF PARTICIPATION IN THE OPTION PERIOD. SUCH PAYROLL DEDUCTIONS WILL BE ACCUMULATED FOR THE PURCHASE OF SHARES OF APPLIED DIGITAL ACCESS, INC. COMMON STOCK ON THE LAST BUSINESS DAY OF EACH QUARTERLY PERIOD OF PARTICIPATION. THE PURCHASE PRICE PER SHARE WILL BE THE LOWER OF (i) 85% OF THE MARKET PRICE ON THE START DATE OF THE QUARTERLY PERIOD OF PARTICIPATION IN WHICH I FIRST ENTER THE OPTION PERIOD OR
     (ii) 85% OF THE MARKET PRICE ON EACH QUARTERLY PURCHASE DATE. HOWEVER, THE CLAUSE (i) AMOUNT WILL IN NO EVENT BE LESS THAN 85% OF THE MARKET PRICE ON THE START DATE OF THE OPTION PERIOD.

3. THIS ENROLLMENT WILL BE EFFECTIVE FOR THE DURATION OF THE OPTION PERIOD SPECIFIED BELOW, AND SHARES WILL AUTOMATICALLY BE PURCHASED ON MY BEHALF AT THE END OF EACH QUARTERLY PERIOD OF PARTICIPATION, UNLESS I WITHDRAW FROM THE PLAN OR MY EMPLOYMENT TERMINATES.

4. MY RATE OF PAYROLL DEDUCTION WILL AUTOMATICALLY CONTINUE IN EFFECT FOR EACH OF MY QUARTERLY PERIODS OF PARTICIPATION WITHIN THE OPTION PERIOD, UNLESS I CHANGE SUCH RATE OR OTHERWISE WITHDRAW FROM THE PLAN OR MY EMPLOYMENT TERMINATES.

5. I CAN WITHDRAW FROM THE PLAN AT ANY TIME AND ELECT EITHER TO HAVE THE COMPANY REFUND ALL MY PAYROLL DEDUCTIONS FOR THE QUARTERLY PERIOD OF PARTICIPATION IN WHICH I WITHDRAW OR TO HAVE SUCH PAYROLL DEDUCTIONS APPLIED TO THE PURCHASE OF APPLIED DIGITAL ACCESS, INC. COMMON STOCK AT THE END OF SUCH PERIOD. HOWEVER, I MAY NOT REJOIN THE PLAN FOR THAT PARTICULAR OPTION PERIOD AT ANY LATER DATE. UPON MY TERMINATION OF EMPLOYMENT OR CHANGE TO INELIGIBLE EMPLOYEE STATUS, PAYROLL DEDUCTIONS WILL AUTOMATICALLY CEASE ON MY BEHALF AND THE COMPANY WILL REFUND MY PAYROLL DEDUCTIONS TO DATE IN THE QUARTERLY PERIOD OF PARTICIPATION IN WHICH SUCH TERMINATION OR CHANGE OCCURS.

6. I HAVE A COPY OF, AND AM FAMILIAR WITH, THE OFFICIAL PLAN PROSPECTUS SUMMARIZING THE OPERATION OF THE PLAN. A COMPLETE COPY OF THE ACTUAL PLAN DOCUMENT IS ATTACHED AS EXHIBIT A TO THE PROSPECTUS.

7. I AM TO RECEIVE A STOCK CERTIFICATE FOR THE SHARES PURCHASED ON MY BEHALF AFTER EACH QUARTERLY PURCHASE DATE. THE CERTIFICATE WILL BE ISSUED AS INDICATED ON MY ENROLLMENT/CHANGE FORM.

8. THE COMPANY HAS THE RIGHT TO AMEND OR TERMINATE THE PLAN AT ANY TIME, WITH SUCH AMENDMENT OR TERMINATION TO BECOME EFFECTIVE IMMEDIATELY FOLLOWING THE EXERCISE OF OUTSTANDING PURCHASE RIGHTS AT THE END OF ANY CURRENT QUARTERLY PERIOD OF PARTICIPATION. SHOULD THE COMPANY ELECT TO TERMINATE THE PLAN, I WILL HAVE NO FURTHER RIGHTS TO PURCHASE SHARES OF APPLIED DIGITAL ACCESS, INC. COMMON STOCK PURSUANT TO THIS AGREEMENT.

9. I AM FAMILIAR WITH THE PLAN RESTRICTION PROHIBITING ANY PARTICIPANT FROM PURCHASING MORE THAN $25,000 WORTH OF COMMON STOCK PER CALENDAR YEAR.

10. I HAVE READ THIS AGREEMENT AND THE PLAN. I HEREBY AGREE TO BE BOUND BY THE TERMS OF BOTH THIS AGREEMENT AND THE PLAN. THE EFFECTIVENESS OF THIS AGREEMENT IS DEPENDENT UPON MY ELIGIBILITY TO PARTICIPATE IN THE PLAN.


DATE
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                                   SIGNATURE OF EMPLOYEE

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                                   PRINTED NAME

DURATION OF OPTION PERIOD:

FROM:           TO
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START DATE OF MY QUARTERLY         SUBSEQUENT QUARTERLY PERIODS
PERIOD OF PARTICIPATION:           OF PARTICIPATION:

          , 199                    FROM:                TO
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